EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Investor Relations
Dave Spille
webMethods, Inc.
(703) 460-5972
DSpille@webMethods.com

WEBMETHODS DELAYS FILING OF FORM 10-Q FOR
THE QUARTER ENDED SEPTEMBER 30, 2004

FAIRFAX, Va. – November 10, 2004 – webMethods, Inc. (Nasdaq: WEBM) today announced that it has delayed the filing of its quarterly report on Form 10-Q for the three months ended September 30, 2004 due to a recently initiated internal investigation, which has not yet been completed, with respect to one of the company’s international subsidiaries.

On November 1, 2004, an employee of one of webMethods’ international subsidiaries notified webMethods’ management of the employee’s concerns regarding certain transactions involving a small number of that subsidiary’s resellers. The Company has not discovered any evidence supporting the concerns expressed by the employee. webMethods’ Audit Committee has promptly initiated an investigation.

“webMethods and its Audit Committee takes these types of matters very seriously,” said Mary Dridi, CFO and Executive Vice President, webMethods, Inc. “We are conducting a thorough and complete investigation of our employee’s concerns.”

Until the investigation is complete, the company’s independent auditors will not be able to complete their interim review of webMethods’ financial statements for the three months ended September 30, 2004, and the company will be unable to file a Form 10-Q for the three months ended September 30, 2004. The company currently cannot estimate when it may file its Form 10-Q for the three months ended September 30, 2004, but will do so as soon as practicable following resolution of the foregoing matter.

About webMethods, Inc.

webMethods (Nasdaq: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,200 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at www.webMethods.com.

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webMethods is a registered trademark of webMethods, Inc.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, terrorism and related uncertainties in the U.S. and abroad on the company’s customers and prospects and their IT spending budgets and priorities; difficulties in achieving or maintaining anticipated expense levels and controlling major expenses; variations in the size and timing of customer orders and demand for software offered by webMethods; impact of compliance programs and claims for alleged violations of requirements and duties; impact of competitive and pricing pressures; variations in revenue influenced by software vendor or systems integrator partners; impact of rapid technological change; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2004 , and in the “Management’s Discussion and Analysis” section of webMethods’ Form 10-Q for the quarter ended June 30, 2004, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.